UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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TESSERA TECHNOLOGIES, INC.

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On April 25, 2013, Tessera Technologies, Inc. (the “Company”) began using the following investor presentation. The investor presentation, and the embedded videos included therein, are available on the Company’s investor website at http://ir.tessera.com/. The Company also issued the following press releases on April 25, 2013.

April 2013 Investor Presentation

Safe Harbor
To be updated once deck is
close to final
Tessera Confidential
This presentation contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to Tessera Technologies, Inc.’s (the “Company”) financial results, milestones, expected returns on investments, and financial projections, including the Company's future revenue and profitability; growth of the Company’s served markets; market opportunities; industry and technology trends; use of the Company’s technology in additional applications; the Company’s product roadmap and the characteristics and benefits of such future products; growth opportunities, including with
respect to the delivery of next generation chip packaging, and the production of integrated mems|cam products; growth drivers; the characteristics, benefits, advantages, features, disruptive qualities and potential of the Company’s technologies and products, including with respect to 3-D Integrated Circuits and other
packaging solutions in the Company’s Intellectual Property segment and DigitalOptics mems|cam products and the commercialization of such technologies and products; the effects and duration of the new license agreements with SK hynix; the long term value of IP business and its portfolios; future payments and running royalties, including from SK hynix; discussions with other major DRAM players and the ability sign additional long-term licenses; litigation developments and expectations, including the amount Tessera, Inc. expects to receive from Amkor in connection with the arbitration award; future investment and research and development resources, including with respect to strategic growth opportunities; strategic alternatives and partnership opportunities available to the DigitalOptics segment (DOC) (including the anticipated timing of such alternatives and partnerships); and the Company’s ability to address upcoming needs of key market segments. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties;
initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics segment (DOC) of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this document. The Company's filings with the Securities and Exchange Commission, including its
Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company's financial results. The
Company assumes no obligation to update information contained in this document. Although this document may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.
This document includes trademarks, tradenames and tradedress of the Company, its subsidiaries and of third parties.  Those intellectual property rights are owned by their respective owners.

I. Overview
II. Intellectual Property Business – Strategy for Growth
III. DigitalOptics Business – Mitigating Stockholder Risk
IV. Financial Highlights
V. Why Our Board is Right (and Starboard is Wrong) for
Tessera

Tessera Confidential

interconnectology

We Produce Real Technology and Products
Through Leveraged Partnerships
We Are Not a Patent Troll
A Technology Development Company
Selling Advanced Technology
Engineer to Engineer
WE HELP TURN THIS … INTO THIS
Tessera Confidential

Overview Tessera Confidential

Tessera’s “3 x 3” Plan
1) Drive IP business to target model
2) Continue to execute DOC restructuring to
minimize capital requirements and speed time
to market
3) Drive down corporate overhead
1) Enhance position as a technology development
partner, not as a troll
2) IP: Grow revenue from new customers,
Invensas technology and selective IP
acquisitions
3) DOC: Focus on core competencies, develop
supply chain ecosystem, and explore strategic
alternatives to reduce cost burden
Tessera’s Board and management implemented significant changes to improve governance and refocus the Company’s business strategy well before Starboard’s current agitation
Governance
Tessera Confidential
1) Reconstituted Board: 5 of 6 on slate
added within last 9 months
2) Effected key Executive-Level changes
3) Enhance stockholder returns through
expanded dividend strategy and stock
repurchase plan
Operations
Strategy
(1)
___________________
(1) Based on stockholder meeting to be held on May 23, 2013.

DOC 2013 Plan
• Tessera is committed to the market but will not fund entire investment
• Limit additional net spending to $50mm
Complete 8MP mems|cam product commercialization (80-90% rolled yield)
Complete 13MP mems|cam design
Complete initial version of mems|cam computational imaging suite
Execute mems|cam supply agreements with module and lens manufacturing partners
• Will seek alternatives to reduce commitment while optimizing stockholder ROI
(investment, JV, or sale)

Tessera Confidential

____________________
Note: Tessera SG&A includes allocated corporate overhead.
(1) Assumes tax rate of 30%.
Target Operating Model (IP Business)
IP Business
Target Model
Revenue 100%
Gross Profit 99%
R&D 12%
SG&A 22%
Litigation 15%
Operating
Income
50%
Net Income
After Tax
(1)
35%
Tessera Confidential

____________________
Note: Tessera SG&A includes allocated corporate overhead.
(1) Assumes 35% corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment. Includes restructuring charge of $2.5mm.
Where We Are Today (2012 Actuals)
Tessera Confidential
IP Business DOC Consolidated
Revenue
100% 100% 100%
Gross Profit
99% 4% 83%
R&D
17% 165% 43%
SG&A (1)
24% 129% 43%
Litigation
18% -- 15%
Operating
Income
41% (290%) (18%)
Net Income
(13%)

With Critical Changes Behind Us, We Are Executing on
Our Refined Strategy

Meeting With Top Customers and Partners
Listening to Investors
Working with Board & Outside Advisors to Formulate Strategy
Executing New Strategy
8/29/12
Added 2
independent
directors
(Richard S.
Hill & Timothy
Stultz)
11/14/12
Announced cost
cutting measures
in DigitalOptics
unit in Charlotte
& Tel Aviv
1/15/13
Appointed Bernard
J. Cassidy as
president of
Tessera Intellectual
Property Corp
4/6/11
Appointed
Simon McElrea
as President of
Invensas
4/15/13
Appointed
Richard S. Hill as
Interim CEO and
Executive
Chairman
4/25/13
Company announced
in earnings call they
are seeking strategic
options for DOC to
find a financial or
strategic partner
3/21/13
Announced DOC business
strategy refocusing and DOC
and Corporate Overhead cost
reductions of approximately
$78 million, or 45% on an
annualized basis
12/10/12
Appointed James
Chapman as
DOC SVP of
Sales & Marketing
2/7/13
Appointed
John Thode as
president of
DigitalOptics
Corporation
3/22/13
Stopped vertical
manufacturing in
DOC: executed
corporate overhead
reductions
8/15/12
Announced
appointment
of C. Richard
Neely, Jr. as
Executive
VP and CFO
Tessera Confidential
3/25/13
Restructured board with 3 new
independent directors and
appointed Richard S. Hill Chairman
Announced commencement of a
search for a new CEO

Strategy in place for new phase of growth
under experienced new management and
Board
Proven track record for effective IP
monetization with industry-leading operating
margins
Executing on a plan for growth driven by
innovation
Strong focus on operational excellence and
creating value for stockholders
Demonstrated willingness to make tough
decisions to drive value
Since we began to implement Board and
management changes in August 2012, our
stock has risen ~30% (peers have only risen
~6%
(1)
)
(1) As of April 23, 2013. Initial closing price based on August 28, 2012, the day before Tessera announced it had appointed Richard S. Hill and Timothy J. Stultz to its Board and two weeks after Tessera announced the appointment of C. Richard Neely, Jr. as Executive Vice President and Chief Financial Officer. Peers consist of Acacia Research, InterDigital, CEVA, Dolby
Laboratories, Unwired Planet and Rambus. Excludes the impact of dividends.

The obvious quick fixes suggested by
Starboard have been made already
They have said they will slash R&D and
implied they will kill DOC
Led by Peter Feld who:
Lacks management experience
Has demonstrated no ability to create
value at Unwired Planet
Presents material conflicts of interest
Has repeatedly refused good faith offers by
Tessera to resolve amicably
Looking to control company without a
premium
Tessera Starboard
We believe the decision is clear – Starboard simply has nothing useful to offer
The Facts Before You
Tessera Confidential

Enhanced Board Poised to Drive Stockholder Value

Tessera Board has been enhanced with fresh perspectives and the broad set of skills necessary to effectively oversee the company though these critical times, including IP monetization, engineering, marketing, sales, and finance
Each of our nominees has years of operational and director experience with companies that specialize in introducing complex technologies into the market
___________________
Note: “*” denotes “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2). Richard S. Hill will return to independent director status upon appointment of new CEO.
(1) Represents tenure up to May 23, 2013 for Robert J. Boehlke, David C. Nagel and Anthony J. Tether, the effective date of resignation (March 1, 2013) for John B. Goodrich and Kevin G.
Rivette and the effective date of resignation (April 15, 2013) for Robert A. Young.
Tessera Confidential
Board Members Elected at 2012 Annual Meeting
(1)
Robert J. Boehlke* 8 years, 5 months
John B. Goodrich* 11 years, 7 months
David C. Nagel* 8 years, 0 months
Kevin G. Rivette 1 year, 11 months
Anthony J. Tether* 1 year, 9 months
Robert A. Young 22 years
Current Proposed Slate
Richard S. Hill* 9 months
John Chenault* 2 months
John H.F. Miner* 2 months
David C. Nagel* 8 years, 0 months
Christopher A. Seams* 2 months
Timothy J. Stultz* 9 months
Board Member
Tenure
Board Member Tenure

Why is it Nearly Unprecedented for Stockholders to Give a Dissident
Control of the Board Without a Simultaneous Purchase of the Company at
a Premium?
With Board control, Starboard could potentially…
sign below-market licenses or settle litigation for discounted sums to gain near-term profit at the expense of long-term value
ignore R&D investment intended to fund long-term Invensas growth in exchange for near-term savings
shut down DOC for quick P&L benefit at the expense of a more attractive alternative that takes longer to consummate
recognize there is limited liquidity in the stock and be first out the door when their strategy fails, leaving current investors to lose money
buy Unwired Planet to save a poor investment at the expense of Tessera stockholders
share Tessera's trade secrets and proprietary know-how with an unsuccessful competitor (Unwired Planet) for free
cause key talent to leave the company

Are you willing to take these risks and suffer the
consequences?
Tessera Confidential

Intellectual Property Business Overview Tessera Confidential

Tessera Confidential
Intellectual Property Business
Selective Acquisitions
Original IP business
established Tessera as a key
IP licensing company
Proven technology which is
still used today by most OEM
and other electronics
manufacturers
Over 800 U.S. and foreign
patents issued and pending
Created to enable new
avenues for growth
Holds patents in many key
development areas of the
semi space, including
facedown technology (xFD),
BVA, and 3D packaging
Over 1,000 U.S. and foreign
patents issued and pending
Overview of IP Business

Tessera’s new business plan
contemplates inorganic
growth outside of traditional
areas of focus
Established team to acquire
companies, divisions, and
patent assets in a disciplined
way
Collectively, a future-focused
IP-engine enabling new and
more effective monetization
strategies for Tessera’s IP
business

hynix	✓	✓	▪ ▪
Micron	◎	◎	▪ ▪
SAMSUNG	✓	◎	▪

✓ ◎

TESSERA

Tessera Confidential
Customer Original Portfolio New Portfolio Status
Signed new agreements in 2012
Expect significant increase in
revenue
Contract expired in May 2012
Accounted for 13% of 2012
revenue
Renewed through 2017
Key Licensees & Targets for Current Portfolios

= Under Contract = In Negotiations

Tessera Confidential
Tessera, Inc.
Portfolio
Invensas Portfolio
Patent and know-how licenses to next-gen technology
Patent licenses to broadly implemented original technology
Cross-selling occurs as vendors require patent licenses to original technology already implemented, but also patent and know-how licenses to cutting-edge technology
Other customer wins expected as next-generation technologies become adopted
xFD already adopted and quickly gaining traction
BVA targets new licensees outside of our traditional DRAM licensees
3D packaging – widely recognized as an optimal path to advance semi technology

Compelling Opportunities to Cross-Sell Tessera and
Invensas Licenses & Know-How

DRAM Layers
Logic Layer
invensas
QFD PACKAGE
64-BIT DRAM
2011WW25

Memory Interconnect: DRAM Packaging Market
3DIC
Stacked-Die CSP
Graphics FlipChip
Graphics Wirebond
DDR Flip Chip
BOC (TCC)
Royalty TAM (m$)
$700
$600
$500
$400
$300
$200
$100
$-
$28
$247
$140
$188
$56
$66
$178
2012
2016

Logic Interconnect: Mobile SOC Packaging Market
SmartPhone
Feature Phone
Low End Phone
Royalty TAM (m$)
$400
$350
$300
$250
$200
$150
$100
$50
$-
$105
$50
$23
$308
$36
$18
2012
2016

TESSERA

Tessera Confidential 18 xFD™ BVA™ Current DRAM Package (TCC™) Current Package on Package 3D-IC (Memory) 3D-IC (Mobile) Addressable Markets vs. Innovation Roadmap

Tessera Confidential
Patent Enrichment
Tessera Compliant Chip Technology Invensas xFD Multi-Chip Technology
Generated $1.6b in Revenue & Counting
Generating New & Renewal Licenses

Window Bonding
through Substrate
Patent #6
Chip-Scale Package
with Compliancy
Patent #1
Encapsulation &
Other Methods
Patent #25
Thermal Solutions &
Improvements
Patent #100+
Multi-Die Face-Down
Structure
Patent #1
Alternate Structures
& New Methods
Patent #16
Improved Electrical
& SI Performance
Patent #44
Thermal Solutions &
Improvements
Patent #140+

Tessera Confidential
Successful Use of War Chest in Litigation Battles

Track record of attractive returns through litigation: 2x-3x return per dollar spent on litigation converted to legal settlement or award
Strong cash position = credible threat of litigation: to defend patents and discourage free riding
Litigation is strategically focused on high-value patents
Major Cases:
Amkor Arbitration: Amkor initiated but Tessera scored a major win with favorable ruling against Amkor in February 2013
Over $130mm of cash expected over next few years in addition to the $20mm
Amkor paid in 2012, for a total of over $150mm
Anticipated yield of over 400% based on $36mm cash expenditure
“AMD”
cases (Tessera, Inc. v. Advanced Micro Devices
and Tessera v. Motorola):
Federal Circuit has already ruled patents valid and infringed by two defendants; three defendants (including AMD) have already settled
PTI case: PTI initiated but case now represents another significant upside opportunity
IT WORKS!!!

TESSERA

DOLBY

InterDigital

CEVA

ACACIA RESEARCH GROUP LLC

Rambus

Unwired Planet

TESSERA

Tessera Confidential

____________________
Note: Peer operating margins are as-reported GAAP; Tessera SG&A includes allocated corporate overhead.
(1) 2012 average of ACTG, CEVA, DLB, IDCC, and RMBS. Note: excludes UPIP due to 2012 revenues of ~$3k and operating expenses of ~$32mm.
(2) Assumes tax rate of 30%.
Actual & Target Operating Margins Exceed Peers
IP Business
Target Model
2012 Peer
Avg.
(1)
Gross Profit 99% 84%
R&D 12% 27%
SG&A 22% 28%
Litigation 15% 5%
Operating
Income
50% 23%
Net Income
After Tax
(2)
35% 16%
IP Business
5-Year Average 2012
Operating Operating
Rank Firm Margin Margin
1 54% 41%
2 44% 35%
3 44% 63%
4 17% 23%
5 8% 32%
6 (20%) (39%)
7 (21431%) (107087%)

DigitalOptics Business Overview Tessera Confidential

Tessera Confidential
Renewed Emphasis on Capital Efficiency & Focus

Focus on DOC value (MEMS & SW)
Leverage manufacturing partners
Minimize capital investment
Focus R&D on 8+13MP mems|cam
for smartphones
Integrated product strategy bundling
mems|cam and computational imaging
features
Strengthen OEM ties via software
Divesting Charlotte, Silent Air Cooling
Closing Tel Aviv and Zhuhai
Froze capital investment
Outsourcing lens, MEMS and CM HVM
$53mm
(1)
OpEx run-rate by year-end
New Strategic Approach
(1) Represents a GAAP figure.
“Samsung Electronics Co., Ltd. has a signed a multi-year license
for DOC’s  Face Detection and Face Tracking software.   This
software will be used in Samsung Galaxy S ® 4 smartphones.”
—Tessera, April 23, 2013
Element Manufacturing Model
Lens Source From Partners
MEMS
Actuator
Fabless (Source via Foundries)
Lens
Barrel
Module Leverage CM Partners

Tessera Confidential
12-Month Goals for DOC Business

4Q13
Execute mems|cam
supply agreements
with module and lens
manufacturing partners
1Q14
Commence
mems|cam HVM
module production
3Q13
Complete closure of
Zhuhai, China facility
and bring up NPI
module line in Taiwan
Mar ‘14
Develop strategy to extend
mems|cam ecosystem (partners
to design & manufacture using
licensed DOC technology)
Dec ‘13
8MP mems|cam
production release
3Q13
Complete 13MP
mems|cam design
Jan ‘14
Complete optical
image stabilization
design
4Q13
Complete initial version of
mems|cam computational
imaging suite
3Q14
Release 13MP
mems|cam to
production
Dec ‘13
Complete financing
transaction to fund
DOC business

Tessera Confidential

Path Forward – Implications of Strategic Review
Tessera is committed to the market but
will not fund entire investment
Will seek alternatives to reduce
commitment while optimizing shareholder
ROI  (investment, JV, or sale)
Many candidates with strategic overlap
(component, module, OEMs)
Investment bank retained to facilitate
process
Target transaction by year-end
Break-even target mid-2015, ~$100m of
incremental investment

GALAXY S III
NOKIA LUMIA 920
iPhone 5
htc one x

TESSERA

Tessera Confidential

Holy Grail: Focus, Low Light, Zoom, & Computational Imaging Features
Autofocus modules doubling from 1Bu to 2Bu in next 4 years
“Never miss a
moment”
“Pocket to picture
in seconds”
“40% Faster
photo capture”
“Never miss a shot”
"We view imaging as a core area for differentiation in the smartphone space,"
- Crawford Del Prete, EVP and Chief Research Officer, IDC

Tessera Confidential
April 23, 2013

Industry Press Praises DOC Technologies
When Samsung unveiled the Galaxy S 4 in March, there was a near-
inescapable emphasis on face detection features.  What we didn't know is just whose technology was making them possible. As it happens, it's not entirely Samsung's - DigitalOptics has stepped forward to claim some of the responsibility. The California firm recently struck a multi-
year licensing deal with Samsung to supply its Face Detection and Face
Tracking software… it's safe to presume that Samsung isn't dropping its emphasis on camera-driven software anytime soon.

Tessera Confidential
Software
Focus
Quality
Silicon
Firmware
• Scene Analysis
• Frame Registration
• HW Face Detection
• Distortion Correction
• Frame Registration
• Object Detection
• Frame Registration
• Distortion Correction
Face Analysis
& Registration
Motion
Estimation
Super
Resolution

Why DOC is Uniquely Positioned to Compete –
System-Level Approach is Only Viable Option
Zoom
Low Light
Performance &
Image
Stabilization

Tessera Confidential

Future of Imaging…Where Does it Go Next?
DOC Computational Imaging Portfolio
Under Exposure Over Exposure HDR Output HDR Output
Multi-Focus
Best Shot
Panorama
All-in-Focus
Strobe Effect
Night Portrait
Depth Sensing
Super Resolution
SDoF (Bokeh effect)
Background Removal
Gesture Control...

Financial Highlights Tessera Confidential

Q1 Financial Highlights
Source:
Note:
(1)
(2)
Company public filings adjusted for the theoretical model allocation of non-segment portions of financial statements.
Financial statistics exclude the impact of stock-based compensation expense and amortization of intangibles.
Assumes 35% corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment.
Includes stock-based compensation, amortization of intangibles, restructuring/impairment  and other charges.
CY2013 Q2 Guidance
Revenue: $42mm – $50mm
GAAP OpEx: $77mm – $81mm
Litigation: $16mm – $20mm (included in GAAP OpEx)
Restructuring: $5.5mm – $6.5mm (included in GAAP OpEx)
GAAP EPS: ($0.40) – ($0.45)
Quarter Ended March 31, 2013
Revenues:
Intellectual
Property
Segment
DigitalOptics
Segment Consolidated
Royalty and License Fees $25.6 $2.6 $28.2
Product and Service Revenues 0.0 2.9 2.9
Total Revenues $25.6 $5.5 $31.1
COGS 0.0 6.1 6.1
Gross Profit 25.6 (0.6) 25.0
Research & Development 5.4 17.9 23.3
SG&A 4.9 4.7 9.6
Litigation 14.0 0.0 14.1
Allocated Corporate Overhead
(1)
3.9 7.3 11.2
Total Operating Expenses 28.3 29.9 58.2
Non-GAAP Operating (Loss) ($2.7) ($30.5) ($33.2)
Total Non-GAAP Adjustments
(1)(2)
5.4 25.9 31.4
GAAP Operating (Loss) ($8.1) ($56.4) ($64.5)
Tessera Confidential

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$193
$25
$168
$41
$234
IP
DOC
Tessera
Consolidated

$400+

Existing
Customer Base
Litigation
New Invensas
Customers
New Verticals
FY2012 FY2016
($mm)
Litigation
Existing
Customer Base
Total CAGR: ~15%
Includes 100%
of DOC
Does Not
Include DOC (1)
Revenue
Tessera Confidential
Source:
Note:
(1)
Company public filings and Tessera management estimates.
Financial statistics exclude the impact of stock-based compensation expense and amortization of intangibles.
FY2016 revenue excludes impact of DOC.

Non-GAAP Operating Margin
51%
2%
0%
10%
20%
30%
40%
50%
60%
IP Impact of DOC Tessera
Consolidated
(50%)
(1) (1)

Non-GAAP Operating Margin
Includes 100%
of DOC
Does Not
Include DOC (2)
FY2012 FY2016
Tessera Confidential
Tessera Consolidated (More
Text)
50 - 60%
____________________
Source: Company public filings and Tessera management estimates.
Note:  Financial statistics exclude the impact of stock-based compensation expense and amortization of intangibles.
(1) Assumes 35% of stock-based compensation related to corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment.
(2) FY2016 operating income excludes impact of DOC.

$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.30
($1.25)
$0.05
IP (1)
DOC (1)
Tessera Consolidated

DOC
$2.65
IP
DOC (2)
Tessera Consolidated

TESSERA

Non-GAAP EPS
FY2012 FY2016
Includes 100%
of DOC
Tessera Confidential
Source: Company public filings and Tessera management estimates.
Note:  Financial statistics exclude the impact of stock-based compensation expense and amortization of intangibles.
(1) Assumes 35% of stock-based compensation related to corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment.
Assumes tax adjustments allocated based on proportion of adjustments.
(2) FY2016 EPS includes illustrative impact of DOC per-share earnings.

TESSERA
ACACIA RESEARCH GROUP LLC
CEVA
DOLBY
InterDigital
Rambus
Unwired Planet

Tessera Confidential

Stockholder’s Dilemma:  Dividends, Growth and
Liquidity
Dividends
Quarterly Dividend: (liquid assets/share count) * 0.05 / 4 (Assures all cash is dividended out over 20 years)
Special Dividend: 20-30% of Episodic Gain (Distributed once per 12 months)
Growth
“Sinking fund” for fixed dividend growth: 20-30% of Episodic Gain
Investment in portfolio growth: 20-30% of Episodic Gain
Any unallocated Episodic Gain reinvested in business
Liquidity
Opportunistic “buyback program” to support investor liquidity: 20-30% of Episodic Gain
(3) (2)
2.0%
8.5%
1.0%
-- -- --
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
8.0%
9.0%
Tessera Will Offer All 3
Dividend Yield Comparison: Tessera Already Ahead of Most Competitors
(1)
--
(4)
Company public filings.
As of April 23, 2013.
Announced on April 23, 2013. The first of the quarterly cash dividends of $0.125 per share will be paid on May 30, 2013. Acacia simultaneously announced an extension of its
$100mm share repurchase plan.
On December 11, 2012, Dolby announced a one-time special dividend of $4.00 per share on its Class A and Class B common stock.
On December 5, 2012, InterDigital announced a special cash dividend of $1.50 per share on its common stock.
Source:
(1)
(2)
(3)
(4)

Tessera Confidential Why Our Board is Right (and Starboard is Wrong) for Tessera

✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓	✓	✗
	✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓	✓	✓

TESSERA

Tessera Already has a Highly Qualified and Experienced
Slate of Directors

Relevant Experience
Board Nominee
Public CEO / CFO /
C-Level Suite
Public
Company
Board
Technology
Innovation
Location
(1)
Independent
Appointed
Within Last 8
Months
Richard S. Hill
John Chenault
John H.F. Miner
David C. Nagel
Christopher A.
Seams
Timothy J. Stultz
(1) Checkmark for “location” indicates nominee is based within a two-hour flight of Tessera’s San Jose, CA headquarters.
(2) Richard S. Hill will return to independent director status upon appointment of new CEO.
(2)
Tessera Confidential

✓	✓	✓	✗	
	✓	✓	✓	✗	
	✗	✓	✗	✗	
	✓	✓	✓	✓	
	✓	✗	✓	✗	
	✗	✓	✗	✗	

TESSERA

Tessera Confidential
The Dissident Slate is Not Right for Stockholders

Relevant Experience
Board Nominee
Public CEO / CFO /
C-Level Suite
Public
Company
Board
Technology
Innovation
Location
(1)
Concerns
Tudor Brown
Cambridge, UK
N/A
George Cwynar
Quebec, Canada
N/A
Peter Feld
New York, NY
Lacks Requisite Experience
and Saddled with Conflicts
from Unwired Planet
Thomas Lacey Connected with Starboard
George Riedel
Weston, MA
N/A
Donald Stout
(2)
Arlington, VA
Troubling Allegations of
Professional Ethics Violations
(1) Checkmark for “location” indicates nominee is based within a two-hour flight of Tessera’s San Jose, CA headquarters.
(2) Donald Stout serves on the Boards of Directors for Vringo, Inc. (AMEX: VRNG) and for Augme Technologies, Inc. (OTC: AUGT).

Prior Boards

THE SHARPER IMAGE

CPI CORP

SeaChange

Current Boards

Unwired Planet

IDT

Management Experience

TESSERA

Tessera Confidential
Peter Feld is Seeking Board Leadership Without the Requisite
Experience Necessary to Keep the Company on the Right Path

6 month tenure – ended in bankruptcy
1 year tenure – not re-elected by stockholders
25 month tenure – company has had
significant decline in revenue
share price decline
(1)
10 months on Board – company has had
significant decline in profitability
(1) Based on UPIP stock price performance from July 28, 2011 (effective date of Peter Feld’s Board membership) to April 23, 2013.
Tessera Stockholders Deserve Better
None
21 months on Board – very little revenue and ~15%

Tessera Confidential

In the more than 20 months that Feld has been on the UPIP Board, the stock has fallen more than 15% (while
NASDAQ has risen 18%)
(1)
NO new revenue-bearing license agreements have been signed – Microsoft (lump sum agreement) and
Mobixell were both signed before Feld joined the Board
Established a potential $1bn change of control payment to Ericsson if a change of control occurs in the next three years, effectively a “poison pill”
Since Feld’s appointment as Chairman, the company has:
generated only a small amount of revenues
generated over $35mm
(2)
in net losses from continuing operations
produced a total cash loss from operations of over $56mm
(2)
spent approximately $20mm
(2)
on patent litigation with no results except an embarrassing ITC loss to
Apple
Since Feld’s appointment to the Board of Directors, the company has suffered a leadership exodus including
Six senior management departures, including the resignation of Starboard Value’s own UPIP Board nominee, Michael Mulica, from the CEO position
The resignations of seven Board members, including all 3 members with IP experience
UPIP and TSRA compete for the same portfolios, license to the same customers, and are drawing from the same pool of potential CEOs and other executives – all giving the perception and reality of a conflict of interest
(1) Based on UPIP stock price performance from July 28, 2011 (effective date of Peter Feld’s Board membership) to April 23, 2013.
(2) Based on UPIP public filings.
A Recent Example of Peter Feld’s Track Record as
Chairman of Unwired Planet…
Is this what you want for Tessera?

$3,300,000,000

NOVELLUS

Has merged with

Lam RESEARCH

June 2012

$50.00
$40.00
$30.00
$20.00
$10.00
+227%
01/01/09
08/04/09
03/08/10
10/08/10
05/13/11
12/15/11
Novellus Systems Inc.

Novellus Annual Historical Sales
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
'93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11

TESSERA

Tessera Confidential

Previously served as CEO and Director of Novellus Systems Inc., until its acquisition for more than $3 billion by Lam Research Corporation in June 2012
During his nearly 20 years leading Novellus, Mr. Hill grew annual revenues from
~$100 million to over $1 billion
Previous experience with Tektronix Corporation (12 years; from General Manager of the
Integrated Circuits division to President of the Tektronix Development Company and
Tektronix Components Corporation), General Electric, Motorola and Hughes Aircraft
Company
Director of Arrow Electronics, Cabot Microelectronics and LSI Corporation
Will also join the Board of Planar, in another Proxy battle, in which both the management and the agitator agreed to choose Mr. Hill to be on their slate
($mm)
Novellus Historical Stock Price
Richard S. Hill is a Seasoned Industry Veteran with a
Track Record of Delivering Value to Stockholders
Peak Revenue:
$1.7 bn
Richard Hill is Well-Qualified to Lead Tessera

Tessera Confidential
What Tessera’s Nominees Have Accomplished

John
Chenault
John H.F.
Miner
Former CFO, VP of Corporate Development, VP of Operation and Administration,
EVP of Worldwide Sales & Service and EVP of Business Operations of Novellus
Systems
Serves as a Director of Ultra Clean Technology and Synos Technology
Extensive management and operations experience in the semiconductor industry
Venture capitalist and Managing Director of Pivotal Investments LLC
Formerly President of Intel Capital; held various other positions with Intel including
VP and GM of the Communications Products Group, the Enterprise Server Group,
and GM of Intel’s desktop motherboard and PC building-blocks business
Serves as a Director of LSI Corporation and three private company boards, in addition to his service in numerous community activities
Former President of AT&T Labs and Chief Technology Officer
Led a team which generated more than 5,000 patents
Initiated a formal IP monetization program for the first time in company's history and within 2 years generated annualized patent revenues of more than
$70M
Served for 5 years on a Presidential Advisory Committee on Information Technology
(PITAC) which specifically addressed IP creation and monetization as a key issue
David C.
Nagel

Tessera Confidential
What Tessera’s Nominees Have Accomplished

Christopher
A. Seams
Currently with Cypress Semiconductor, holding various positions including Executive
VP of Sales & Marketing and Executive VP of Worldwide Manufacturing and R&D
Experience at AMD and Philips Research Laboratories
Served as a Director of Sunpower Corporation
Extensive management, sales and marketing, and engineering experience in the semiconductor industry
David C.
Nagel
(cont’d)
Currently serves on the Executive Committee for the Board of Trustees of the
International Computer Science Institute
Prior experience with Apple Computer (Senior VP, R&D) and NASA (head of the
Human Factors Research division at NASA’s Ames Research Center)
Most recently President and CEO of PalmSource
Also serves as Director of Vonage Holdings and Director and Chairman of
Technology Committee at Align Technology
Timothy J.
Stultz
President, CEO and Director of Nanometrics
Previous experience with Imago Scientific Instruments  (President & CEO) and
Veeco Instruments (VP and GM of Metrology Group)
20 years of executive management and operational and strategic development experience in technology and capital equipment manufacturing

Tessera Confidential
Experienced Business Line Leadership

C. Richard
Neely, Jr.
Executive VP & CFO
Bernard J.
Cassidy
President, Tessera
Intellectual Property
General Counsel and
Executive VP, Tessera
Technologies
Joined company in August 2012
30+ years of financial and operations management experience in high technology industries
Previously CFO of Livescribe, CFO of Monolithic Power Systems,
and CFO of NuCORE Technology
Prior senior roles at several semiconductor related companies including, Synopsys and AMD
Appointed President in January 2013
Extensive patent licensing and litigation experience
Nationally recognized expert on patent licensing
Twice testified before Congress on patents
Practiced law at Wilson, Sonsini, Goodrich & Rosati, and at
Skadden, Arps, Slate, Meagher & Flom
Member of Harvard Law Review
John S. Thode
President,
DigitalOptics
Corporation
Joined company in February 2013
Previously served as General Manager and Executive VP of
McAfee's Consumer, Mobile and Small Business
Prior experience with Dell (GM of Mobility Products Group), ISCO
International (President & CEO), and Motorola (25 years in various management roles)
Extensive consumer mobile product industry experience

Tessera Confidential
If you vote for Tessera’s slate, the Tessera Board commits to:
1) Immediately expand Board by 2 seats
2) Interview and select 2 of 3 Starboard nominees (Tudor Brown, George
Cwynar, and George Riedel) to fill those seats

You Have the Ability to Drive Compromise – You Just
Need to Act on It
(1) See page 51 for additional detail.
Given Starboard’s refusal to compromise, you have the power to enable the creation of a stellar Board – one with the skills required to take this Company to the next level
This gives stockholders 7 of 8 directors new (appointed since August 2012) and with solid track records
Significant stockholder risk in Board overhaul with Starboard nominees with no familiarity with the business, customers and products
We have repeatedly tried to work through a compromise with Starboard
(1)

Tessera Confidential
Conclusion

Our IP business will drive growth through innovation and licensing at industry-leading operating margins
Our DOC business has been restructured to capitalize on our core competencies and addresses our massive TAM; we are also exploring strategic alternatives to maximize stockholder value
Our focus on cost reduction and revenue optimization is well underway and predates Starboard’s current involvement
We have the right Board and leadership in place to drive this vision and deliver growth, dividends and liquidity for our stockholders
Don’t Let Starboard Destroy Your Investment –
Support Our Plan and Our Nominees

Tessera Confidential Appendix

Tessera Confidential
• Customer requirements:
time to market
performance advantage
cost advantage
Pure Troll vs. Value-Added IP Strategy

• No engineers, no know-how
• Licensing and know-how gets our
customers to market faster
• Tessera engineers continue to
improve our claims and know-how
• IP has to offer performance
advantages
• Engineers convince engineers that
elegant solutions drive down costs
• Cheaper to license than design
around
Tessera Brings Solutions to Our Partners
Expansions Add Value to Partners

Tessera Confidential
New Verticals Growth Strategy
Potential IP Sources
Description
High quality patent assets are increasingly available on the market
Patent sales have been increasing in both size and frequency over the past several years
Struggling / failing product companies often develop important technologies
A company’s patent assets are sometimes worth more than its value as a product company
Underperforming divisions of large conglomerates are potential sources of high-quality patents
May present opportunities to access valuable patents for monetization at below-market prices
Large technology companies often hold significant patent portfolios that they are unable or unwilling to monetize
In these instances, companies sometimes turn to external parties to help monetize their investments
Large companies sometimes prefer to acquire a patent portfolio rather than take a license
A licensing partner would allow the large company to monetize the IP, free of any cross-licenses that limit the large company’s licensing ability

Patent Acquisitions
Company
Acquisitions
Divisional Spin-outs
Outsourced
Monetization
Privateering

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
2,149
1,082
1,685
1,916
2013
2017
Fixed Focus
Autofocus

$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$13.9
$23.3
2012
2016

TESSERA

Tessera Confidential
Mobile Camera Market Opportunity
Still significant growth opportunity in a highly fragmented market

(1) Source: Derived from median estimate of 10 analysts plus module and AF attach rates from TSR 12/12 (Includes tablets and mobile phones).
(2) IC Insights Dec ’12.
Mobile Camera Modules
(1)
(mm units)
2,767
4,065
Mobile Camera Module Revenue ($B)
(2)
Autofocus Modules Units Expected
to Double in Next 4 Years
Module Revenue Expected to
Nearly Double by 2016

Tessera Confidential
Tessera’s Frustrated Attempts to Collaborate with
Starboard

February 12, 2013 The Company contacted Peter Feld to request contact information for four of
Starboard’s director nominees and Starboard’s permission for members of the Board of Directors to interview such nominees.
February 15, 2013 Bernard Cassidy reiterated to Feld the Company’s request to interview four of
Starboard’s nominees.
February 20, 2013 Press release: “The Board has expressed to Starboard its willingness to consider
Starboard’s nominees.”
February 27, 2013 Richard S. Hill and Robert J. Boehlke in a meeting with Feld noted that the
Nominating Committee would be open to adding two candidates from Starboard’s slate of nominees that meet the Company’s criteria, including independence and business acumen.
March 4, 2013 Open letter to Starboard: “The Board is currently evaluating potential candidates, and reiterates that it would like to include Starboard’s nominees in that process.”
March 15, 2013 The Company’s chairman of the Nominating Committee on behalf of the Board
Directors sent a letter to Feld offering to nominate two members from Starboard’s nominees in connection with a settlement of the proxy statement.
March 18, 2013 Skadden, Arps, Slate, Meagher & Flom, on behalf of the Board, indicated that in connection with a settlement proposal that the Board would include two of
Starboard’s nominees among the Board’s nominees for election at the Annual
Meeting (but not Feld, unless he resigned from his position as a director and
Chairman of the Board of Unwired Planet).

Tessera Confidential
Property Segment

Segment Financials Model
Source:
(1)
(2)
(3)
Year Ended December 31, 2012
Revenues:
Intellectual DigitalOptics
Segment Consolidated
Royalty and license fees $168.1 $14.4 $182.5
Past production fees 24.7 0.0 24.7
Product and service revenues 0.1 26.7 26.8
Total revenues $192.9 $41.1 $234.0
COGS 0.9 39.5 40.4
Gross profit 192.0 1.7 193.7
Operating expenses 97.1 90.4 187.5
Allocated corporate overhead
(1)
16.5 30.6 47.0
Total operating expenses 113.6 121.0 234.5
Operating income 78.4 (119.3) (40.9)
Other income and xpense, net
(2)
4.8 1.0 5.9
Income (loss) before taxes 83.3 (118.3) (35.0)
Provision for (benefit from) income taxes
(3)
29.2 (34.0) (4.8)
Net income (loss) $54.1 ($84.3) ($30.2)
Basic and diluted net income (loss) per share:
Net income (loss) per share-basic $1.04 ($1.62) ($0.58)
Net income (loss) per share-diluted $1.04 ($1.62) ($0.58)
Weighted average number of shares used in per share calculations-basic 51,977 51,977 51,977
Weighted average number of shares used in per share calculations-diluted 51,977 51,977 51,977
Gross Margin 99.5% 4.0% 82.8%
Operating Margin 40.7% (290.1%) (17.5%)
Net Margin 28.1% (205.1%) (12.9%)
Company public filings and Tessera management estimates.
Assumes 35% corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment.
Assumes other income and expenses allocated based on proportion of revenue.
Assumes 35% tax rate for Intellectual Property Segment.

Tessera Confidential

In addition to disclosing financial results calculated in accordance with U.S. Generally
Accepted Accounting Principles (GAAP), this presentation contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-
based compensation, impairment charges on long-lived assets and goodwill, restructuring and other related exit costs, and related tax effects.  The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock
Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this presentation provide investors with important perspectives into the Company’s ongoing business performance.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with
GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Non-GAAP Reconciliation

Tessera Confidential

Non-GAAP Reconciliation
Source: Company public filings and Tessera management estimates.
(1)
(2)
Assumes 35% of stock-based compensation related to corporate overhead allocated to Intellectual Property Segment and 65% allocated to DigitalOptics Segment.
Assumes tax adjustments allocated based on proportion of adjustments.
Years Ended December 31, 2012
Intellectual
Property Segment
DigitalOptics
Segment Consolidated
Segment operating income (loss) $78.4 ($119.3) ($40.9)
Adjustments to GAAP net income (loss):
Stock-based compensation 5.8 11.3 17.0
Amortization of acquired intangibles 14.5 10.5 25.1
Restructuring and other charges 0.0 2.5 2.5
Non-GAAP operating income (loss) $98.7 ($95.0) $3.8
Non-GAAP operating margin model 51.2% (230.9%) 1.6%
GAAP net income (loss) $54.1 ($84.3) ($30.2)
Adjustments to GAAP net income (loss):
Stock-based compensation
5.8 11.3 17.0
Amortization of acquired intangibles 14.5 10.5 25.1
Restructuring and other charges 0.0 2.5 2.5
Tax adjustments for non-GAAP items
(2)
(5.4) (6.5) (11.9)
Non-GAAP net income (loss) $69.0 ($66.5) $2.5
Non-GAAP net income (loss) per common share - diluted $1.30 ($1.25) $0.05
Weighted average number of shares used in per share calculations excluding the effects of FAS123R - diluted
53,061 53,061 53,061
(1)
(1)

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

TESSERA TECHNOLOGIES FILES INVESTOR PRESENTATION WITH THE SEC

SAN JOSE, Calif., April 25, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today filed a presentation with the Securities and Exchange Commission that it will be using with stockholders in advance of its Annual Meeting to be held on May 23, 2013.

The presentation discusses in detail the Company’s strategies to improve performance and fortify its financial profile. Among other things, the presentation outlines Tessera’s progress in positioning itself to capture the significant and evolving market opportunities for both business units, the merits of its highly experienced slate of director nominees, and its blueprint for increasing value and returning that value to stockholders over time.

Starboard Value LP, an activist hedge fund led by Peter Feld and Jeffrey Smith, owning approximately 7.6% of Tessera, is seeking complete control of the Board by replacing all six of the Company’s directors standing for reelection, a step the Company strongly believes will disrupt its progress on key initiatives currently underway.

Please refer to the investor relations section of the Tessera website for the full presentation.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the stockholder presentation, the Company’s strategic plans, market opportunities, value creation and stockholder returns. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

TSRA-G

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

TESSERA HIGHLIGHTS SIGNIFICANT PROGRESS ON PLAN TO DELIVER VALUE TO STOCKHOLDERS

Says Starboard agenda disruptive, lacks understanding of the IP business and not in the interests of Tessera stockholders; Cites failed track record at competitor Unwired Planet

SAN JOSE, Calif., April 25, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today issued and will mail a letter to stockholders highlighting the substantial steps underway to drive performance, strengthen its financial profile, and create value for the Company’s stockholders both in the near and long term. The letter also details the Company’s concerns that the election of Starboard Value LP’s (“Starboard”) director nominees could quickly destroy stockholder value and disrupt the significant progress that the Company has made.

The current board and management team have taken significant steps to position Tessera to deliver meaningful stockholder value, including key governance, operational and managerial changes. Since August 2012, the leadership team has aggressively taken actions that include:

•

Halted DigitalOptics Corporation’s (“DOC”) vertical manufacturing efforts and refocused its strategy on the differentiated MEMS-related technologies – projecting to reduce DOC operating expenses by nearly 40% exiting 2013, compared to 2012;

•	Implemented actions to reduce corporate overhead by 38% from 2012 levels by the end of 2013;

•	Reconstituted the Board with expanded breadth of directly relevant skills; and

•	Strengthened corporate governance.

The Company is acutely aware that there is more work to be done, and stockholders should feel confident the leadership team remains focused on continuing to execute its new strategic plan. This plan includes long-term growth for Tessera’s Intellectual Property (“IP”) segment through new customers, Invensas technology and selective acquisitions of patent portfolios. For DOC, the strategic plan is focused on unlocking stockholder value by shifting to a less cash-and capital-intensive path to bring DOC’s transformational MEMS auto-focus technology to the mobile market more quickly.

Additionally, the letter from interim chief executive officer (“CEO”) and executive chairman Richard S. Hill highlights a number of aspects of Starboard’s campaign to replace the majority of the board of directors that should give stockholders pause, including the failure to disclose to Tessera stockholders troubling allegations of conflicts of interest and violations of professional ethics rules that have been raised regarding one of Starboard’s nominees.

“The restructured Board includes the right mix of independent and new directors to oversee the continued execution of our strategy and position Tessera for sustainable growth and profitability. We believe that electing the Starboard slate would put stockholder value at serious risk by installing underqualified and conflicted director nominees seeking to implement a flawed agenda and disrupt a strategy that is gaining momentum,” stated Hill.

The letter further states that “Starboard has launched a proxy fight to take control of Tessera without paying a premium and without any concrete details of a new plan or a management team that will drive increased stockholder value. Importantly, Peter Feld has a history of problematic actions that raise questions about his true agenda.” The letter also advises that “At best, the few suggestions Starboard has made are actions that we have already implemented or announced and, at worst, reflect a complete lack of understanding of our business.”

Text of April 25 letter from Mr. Hill to Tessera stockholders:

Dear Tessera Stockholders:

On May 23rd, at our Annual Meeting of Stockholders, you will be presented with an important choice about your investment and the future path of Tessera Technologies, Inc. (“Tessera” or the “Company”).

The current board and management team have taken significant steps to position Tessera to deliver meaningful stockholder value. The leadership team has aggressively reduced costs and capital spending within DigitalOptics Corporation (“DOC”); restructured DOC’s supply chain model and manufacturing objectives and significantly simplified the product portfolio; cut corporate overhead; enhanced the Board composition and strengthened corporate governance. We are acutely aware that there is more work to be done and remain focused on executing our strategic plan and realizing our long-term objectives. Moreover, we believe it is imperative that we all remain intently focused on getting the business on the right track, and we believe Starboard’s actions would undermine our progress at this critical time at Tessera.

TESSERA HAS THE RIGHT BOARD IN PLACE

Recent and dramatic enhancements to the Board ensure that we have the right team with the critical skills to oversee execution of our strategy:

•	We have added five new independent directors since August 2012 and I was appointed as non-executive chairman in March 2013;

•	Each of our nominees has deep financial, operational, engineering, sales and/or board level experience at companies that specialize in introducing complex technologies into the market;

•	Nearly all of our nominees have CEO or CFO-level experience at companies other than Tessera; and

•	Each of our nominees is independent, with the lone recent exception arising from my appointment as interim CEO and executive chairman in April 2013.

Moreover, the directors are as unhappy as you about the Company’s recent financial performance. However, with the help of our strong new team and after making some tough decisions, we have begun demonstrating significant progress that will deliver higher value to stockholders.

TESSERA HAS THE RIGHT MANAGEMENT AND STRATEGIC PLANS

Since August 2012, the Board has driven a number of strategic changes to improve financial performance and generate returns to our stockholders. Specifically, we:

•	Assembled a best-in-class management team by appointing new presidents for our two business units, Intellectual Property (“IP”) and DOC;

•

Announced the signing of eight-year licenses with SK hynix for both our existing IP portfolio and for the first time, our Invensas portfolio in January 2013; we expect similarly structured agreements to occur with Micron and Samsung in the future;

•	Scored a major litigation win against Amkor with a favorable ruling in February 2013 – over $130 million of cash expected over the next few years.

•	Announced initial cost cutting measures of $15-18 million within DOC in November 2012;

•

Halted DOC’s vertical manufacturing efforts and refocused its strategy on the differentiated MEMS-related technologies – projecting to reduce DOC operating expenses by nearly 40%, excluding costs of revenues, to an annual run rate of approximately $53 million exiting 2013, compared to $88 million spent in 2012; and

•	Implemented actions to reduce corporate overhead by 38% from 2012 levels by the end of 2013.

The markets are paying attention and recognizing our progress. Since we began to implement Board-approved changes in August 2012, the Company’s stock has risen by nearly 30%, while our peer group has only risen by approximately 6%.

Going forward, we have set near-term and longer-term objectives for our core business units, as well as financial targets for 2016. Our strategic plan includes long-term growth for our IP business through new customers, Invensas technology and selective acquisitions of patent portfolios. For DOC, our strategic plan is focused on unlocking stockholder value by shifting to a less cash- and capital-intensive path to bring DOC’s transformational MEMS auto-focus technology to the mobile market more quickly. The changes we announced in March 2013 are critical to rapidly achieving the quality and yield in high-volume manufacturing necessary to deliver profitable, high-performance products. We expect to invest an additional $50 million maximum in net spend this year to achieve several deliverables, including the development of the 8 MP mems | camTM product for commercialization.

In short, Tessera has the right plan to deliver value to our stockholders over the near and long term: continue to reduce costs, manage capital spending carefully, and adjust our strategic plan as conditions warrant to ensure attractive returns on our investments. The restructured Board includes the right mix of independent and highly experienced directors to oversee the continued execution of our strategy and positioning of Tessera for sustainable growth and profitability.

STARBOARD’S FLAWED STRATEGY LACKS DETAIL AND WOULD DESTROY STOCKHOLDER VALUE

Notwithstanding our progress, Starboard, an activist hedge fund owning approximately 7.6% of Tessera common stock, would like to take control of your Board and change the Company’s direction – all without paying a control premium.

Even more troubling for Tessera’s stockholders is Starboard’s failure to provide a detailed new business plan. At best, the few suggestions it has made are actions that we have already implemented or announced and, at worst, they reflect an utter lack of understanding of our business. For example, Starboard wants to force the Company to significantly reduce our in-house IP research and development efforts and expenses. Starboard clearly does not understand or appreciate that our innovations drive the sustainability and growth of our IP revenue stream. Starboard’s Peter Feld doesn’t believe engineering is an essential tool in the development of our portfolio; he sees engineering as a commodity that can “just be purchased from companies who have failed to exert their rights to those patents.”

Nothing could be further from the truth.

Tessera has built a mosaic of technology patents and know-how that provide our licensees with time-to-market and performance leadership. Tessera continues to invest in these technologies to ensure our licensees see continued value in the IP and know-how they receive, and our customers look to our patent assets to bring new and enhanced products to market.

Moreover, we believe that Starboard’s fundamental lack of knowledge of the IP business is a reason why Unwired Planet, whose board is led by Starboard’s Mr. Feld, has seen its revenues decline rapidly to such anemic levels. Your vote will help determine whether Tessera will meet the same dismal fate as Unwired Planet.

So why is Starboard really pushing such a flawed and flimsy agenda in support of its proxy fight for control? We would not be surprised if Feld had an undisclosed financial agenda to make money at the expense of Tessera stockholders by merging Tessera with a company in dire financial straits.

We believe that electing the Starboard slate would put stockholder value at serious risk by installing underqualified and conflicted director nominees seeking to implement a flawed agenda and disrupt a strategy that is gaining momentum. We urge you to support the appointment of all six of the Company’s nominees as directors of the board by casting your votes using the GOLD proxy card.

PETER FELD’S HISTORY OF PROBLEMATIC ACTIONS

Peter Feld has a history with Tessera, having attempted to gain board seats in the prior year with minimal ownership. This time he has launched a proxy fight to take majority control of Tessera without paying a premium and without any concrete details of a new plan or a management team that will drive increased stockholder value. Moreover, Feld has launched this proxy fight despite his clear conflicts of interest, poor track record as the chairman of an IP competitor, Unwired Planet, and troubling, undisclosed and unanswered questions about allegations of conflicts of interest and ethics violations raised about one of his nominees.

Feld’s history of problematic actions raises questions about his true agenda:

1. Appallingly poor track record as chairman of ailing IP competitor Unwired Planet.

Since becoming chairman at IP competitor Unwired Planet on September 9, 2011, Feld has overseen a company that has generated a paltry $35,000 in total revenues from the fourth quarter of 2011 to the fourth quarter of 2012, while licensing and litigation expenses have totaled nearly $20 million and cash loss from operations have totaled over $56 million in the same period.

Additionally, Feld has effectively put in place a “poison pill” at Unwired Planet by establishing a potential $1 billion payment to Ericsson should a change of control of Unwired Planet occur in the first three years.

2. Troubling questions about one of his nominees.

Feld failed to disclose that one of his nominees, attorney Donald Stout, has a history of questionable ethical practices. Courts that examined how Stout came to control the patents underlying the Blackberry suit found that actions Mr. Stout was alleged to have engaged in would constitute “a clear case of conflict of interest” and would violate “any number of Virginia professional ethics rules.” More importantly, although Stout has patent litigation experience, he would not pass our Board’s rigorous screening and nomination process.

As a result, we believe certain of Starboard’s nominees would destroy value for Tessera’s stockholders, and all of them are tethered to Starboard’s flawed agenda. Our Nominating Committee carefully reviewed the Starboard slate and determined that certain individuals lack the qualifications and experience to be suitable candidates for the Board. The Nominating Committee also determined that certain Starboard nominees had what appeared on paper to be solid credentials worth exploring; unfortunately, despite numerous requests, Starboard would not permit our Nominating Committee to talk with those nominees and evaluate their merits.

TESSERA’S BOARD AND MANAGEMENT ARE SETTING THE STAGE FOR A PROFITABLE FUTURE

Tessera’s Board and management are aggressively positioning the Company to benefit from our customers’ continued reliance of our IP portfolio and the market’s demand for DOC’s superior MEMS-based autofocus technology.

We are making significant progress.

Now is not the time to disrupt that work. Please vote for Tessera’s six nominees and make sure that your interests are protected as your committed and energized Board continues to build and deliver value for our stockholders, today and in the future.

EXPANDING THE BOARD TO CONTINUE ADDING FRESH PERSPECTIVES

We also commit that, if elected, our nominees will endeavor to expand the board by two, and add the two most qualified Starboard candidates. We are not opposed to fresh views on the board, nor do we take issue with all of the Starboard nominees.

Like you, we simply want what is right for Tessera and all of its stockholders.

Your vote is important in this election, and we urge you to vote TODAY so that your voice is heard. To elect the Tessera Board’s nominees, we encourage you to vote today by telephone, by Internet, or by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided. It is imperative to know as a stockholder, voting on the WHITE card and withholding on all Starboard nominees does not have the same effect as voting on the GOLD card. Only the card that has the latest date counts, and you cannot submit two cards in an effort to pick and choose between the two slates. We urge you to discard all WHITE proxy cards sent to you by Starboard.

Sincerely,

Richard S. Hill

Interim Chief Executive Officer and Executive Chairman

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to growth of the IP business, the performance of the DOC business under the new strategic plan, the Company’s ability to continue to reduce costs and manage capital spending, the market’s demand for DOC’s technology and our customers’ reliance on our IP portfolio. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

TSRA-G

Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2013 RESULTS

- Quarterly Dividend Declared -

San Jose, Calif.,- April 25, 2013 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the first quarter ended March 31, 2013. Total revenue for the first quarter of 2013 was $31.1 million. Generally accepted accounting principles (GAAP) net loss for the first quarter of 2013 was $44.6 million, or $0.85 per basic share. This net loss includes non-recurring charges of $22.4 million, $6.4 million in amortization of acquired intangibles, and $2.5 million of stock based compensation. Tax adjustments in the first quarter of 2013 for Non-GAAP items were $6.1 million. Therefore, non-GAAP Loss was $19.4 million or $0.36 per share.

Year over year Comparison

In the first quarter of 2012, total revenue was $46.7 million. Compared with our first quarter revenue of $31.1 million, this is a decrease in total revenue of $15.6 million. The decline was due to a decrease in the Intellectual Property business revenue of $13.4 million and a decrease in the DOC revenue of $2.2 million.

In the Intellectual Property business, the Company’s revenue went from $39.0 million to $25.6 million year over year, a decrease of $13.4 million, which was due to the absence of royalty revenue from Micron Technology, Inc., whose license agreement expired in May of 2012, and Powertech Technology Inc. (PTI), who defaulted on payments. We are currently in negotiations with Micron for two new license agreements that give it access to our Tessera, Inc. and Invensas Corporation patent portfolios. With regards to PTI, we are in litigation with the company and believe we have a strong case.

In the DigitalOptics business, the Company’s revenue went from $7.6 million to $5.5 million year over year, a decrease of $2.2 million, which was due to lower revenues from the Company’s image enhancement technologies and weaker demand for the Company’s Micro-Optics products.

Non-GAAP net loss for the first quarter of 2013 was $19.4 million or $0.36 per basic share. Non-GAAP net income/loss is defined as income/loss and operating expenses adjusted for restructuring and other exit costs, acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

“Our first quarter of 2013 was a very difficult quarter for us,” said Richard S. Hill, interim CEO of Tessera Technologies, Inc. “The confluence of a costly proxy battle, PTI’s decision to default on their contract and Micron’s decision to not renew their contract made it difficult to meet last year’s performance metrics.”

Hill continued, “On the brighter side, we signed SK hynix to two new eight-year patent license agreements to our Tessera, Inc. and Invensas Corporation portfolios, which will begin contributing to our recurring revenue in the second quarter, and, as recently announced this week, Samsung Electronics Co., Ltd. signed a multi-year license for our Face Detection and Face Tracking software, which will be used in the newly launching Samsung Galaxy S® 4 smartphones.”

Balance Sheet

Total current assets were $431.2 million at March 31, 2013, a decrease of $44.0 million from Dec. 31, 2012. Cash, cash equivalents and investments were $402.7 million at March 31, 2013, a decrease of $39.9 million from Dec. 31, 2012. The quarter over quarter decrease resulted from a combination of the cash loss from operations of $33.0 million, $5.3 million of dividend payments, $5.6 million of capital expenditures, and $600,000 of intellectual property purchases.

Quarterly Cash Dividend

On March 28, 2013, $5.3 million was paid to stockholders of record as of March 7, 2013, for the quarterly $0.10 per share of common stock cash dividend.

On April 23, 2013, the board of directors declared a cash dividend of $0.10 per share of common stock for the second quarter, payable on June 13, 2013, for stockholders of record at the close of business on May 23, 2013.

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Financial Guidance

“Starting with this quarter, we are re-initiating financial guidance for one quarter out. This guidance will quantify the following lines on the P&L statement: revenue, operating expenses, assumed tax rate, earnings after tax, and earnings per share,” stated Hill.

For the second quarter of 2013, the Company’s guidance is as follows:

The Company expects total revenue for the upcoming Second Quarter of 2013 to range between $42 million and $50 million. Intellectual Property revenue is expected to range between $38 million and $45 million. The Company expects DigitalOptics revenue in the range of $4 million to $5 million.

GAAP operating expenses are expected to range between $77 million and $81 million, which includes expected litigation expenses of between $16 million and $20 million, and restructuring and impairment charges of between $5.5 million and $6.5 million. The Company’s assumed tax rate is 30%. GAAP loss per share is expected to range between $0.40 and $0.45.

Hill continued, “As the Intellectual Property business is composed of both recurring revenue and “episodic” revenue, we have decided to experiment with additional guidance for our stockholders to help them understand the true economic potential of the business. Beginning this quarter, we are going to quantify the revenue potential we see from our episodic sources, that we can reasonably expect to materialize over the next 12 months. Our episodic revenue forecast is in excess of $200 million over the next 12 months, of which at least $19 million is expected in the second quarter of 2013.”

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by our licensees quarterly is generally not assured, for ease of reference, we refer to these revenues as “recurring revenue.”

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

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Conference Call Information

The Company will hold its first quarter 2013 earnings conference call at 4:30 A.M. Pacific (7:30 A.M. Eastern) today. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial 706-643-3789, approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet at www.tessera.com.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, including the episodic revenue guidance, negotiations with Micron for new license agreements, the litigation with PTI, and the effects and duration of the SK hynix patent license agreements and Samsung’s license to the Company’s Face Detection and Face Tracking software. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the

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forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Set forth below are reconciliations of non-GAAP net loss to the Company’s reported GAAP net loss.

- Tables Follow -

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TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$73,736	$103,802
Short-term investments	328,977	338,801
Accounts receivable, net	5,048	11,595
Inventories	1,012	1,507
Short-term deferred tax assets	4,271	3,880
Other current assets	18,198	15,701

Total current assets	431,242	475,286

Property and equipment, net	68,050	72,544
Intangible assets, net	103,793	120,432
Long-term deferred tax assets	41,892	22,499
Other assets	6,873	7,677
Goodwill	—	6,664

Total assets	$651,850	$705,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,743	$14,437
Accrued legal fees	11,840	11,726
Accrued liabilities	18,152	22,140
Deferred revenue	5,579	4,869

Total current liabilities	46,314	53,172

Long-term deferred tax liabilities	—	3,102
Other long-term liabilities	6,010	6,403

Stockholders’ equity:
Common stock	53	53
Additional paid-in capital	487,339	480,347
Treasury stock	(10,681)	(10,642)
Accumulated other comprehensive income	147	119
Retained earnings	122,668	172,548

Total stockholders’ equity	599,526	642,425

Total liabilities and stockholders’ equity	$651,850	$705,102

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TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Royalty and license fees	$26,715	$43,264
Past production payments	1,500	—
Product and service revenues	2,909	3,409

Total revenues	31,124	46,673

Operating expenses:
Cost of revenues	7,942	5,760
Research, development and other related costs	25,949	23,445
Selling, general and administrative	25,250	24,611
Litigation expense	14,081	3,492
Restructuring, impairment of long-lived assets and other charges	15,755	—
Impairment of goodwill	6,664	—

Total operating expenses	95,641	57,308

Operating loss	(64,517)	(10,635)
Other income and expense, net	336	668

Loss before taxes	(64,181)	(9,967)
Benefit from income taxes	(19,558)	(1,879)

Net loss	$(44,623)	$(8,088)

Basic and diluted net loss per share:
Net loss per share-basic	$(0.85)	$(0.16)

Net loss per share-diluted	$(0.85)	$(0.16)

Cash dividends declared per share	$0.10	$0.10

Weighted average number of shares used in per share calculations-basic	52,471	51,738

Weighted average number of shares used in per share calculations-diluted	52,471	51,738

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TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET LOSS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP net loss	$(44,623)	$(8,088)
Adjustments to GAAP net loss:
Stock-based compensation - cost of revenues	54	150
Stock-based compensation - research, development and other related costs	1,089	1,712
Stock-based compensation - selling, general and administrative	1,404	2,194
Amortization of acquired intangibles - cost of revenues	1,782	2,016
Amortization of acquired intangibles - research, development and other related costs	1,532	1,353
Amortization of acquired intangibles - selling, general and administration	3,075	3,004
Restructuring, impairment of long-lived assets and other charges	15,755	—
Impairment of goodwill	6,664	—
Tax adjustments for non-GAAP items	(6,125)	(2,559)

Non-GAAP net loss	$(19,393)	$(218)

Non-GAAP net loss per common share - diluted	$(0.36)	$(0.00)

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TESSERA TECHNOLOGIES, INC.

CONSOLIDATED SEGMENT RESULTS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Intellectual Property Segment:
Royalty and license fees	$24,138	$39,028
Past production payments	1,500	—
Product and service revenues	—	—

Total Intellectual Property revenues	25,638	39,028
DigitalOptics Segment:
Royalty and license fees	2,577	4,236
Product and service revenues	2,909	3,409

Total DigitalOptics revenues	5,486	7,645

Total revenues	31,124	46,673

Operating Expenses:
Intellectual Property Segment	29,345	20,091
DigitalOptics Segment	53,812	24,652
Corporate Overhead	12,484	12,565

Total operating expenses	95,641	57,308
Operating Income (Loss):
Intellectual Property Segment	(3,707)	18,937
DigitalOptics Segment	(48,326)	(17,007)
Corporate Overhead	(12,484)	(12,565)

Total operating loss	$(64,517)	$(10,635)

TSRA-E

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